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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                 AUGUST 21, 2001
                                (DATE OF REPORT)



                             AMERIGAS PARTNERS, L.P.
                             AMERIGAS FINANCE CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



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
                 DELAWARE                                    1-13692                             23-278918
                 DELAWARE                                33-92734-01                            23-2800532
(STATE OR OTHER JURISDICTION OF INCORPORATION)     (COMMISSION FILE NUMBER)        (I.R.S. EMPLOYER IDENTIFICATION NO.)



                                460 N. GULPH ROAD
                       KING OF PRUSSIA, PENNSYLVANIA 19406
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)



                                 (610) 337-1000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)
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AmeriGas Partners, L.P.                                                 Form 8-K
Page 2                                                           August 21, 2001


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      On August 21, 2001, AmeriGas Partners, L.P. (the "Registrant"), through its subsidiary, AmeriGas Propane, L.P. (the "Operating Partnership"), acquired the propane distribution businesses of Columbia Energy Group in a series of equity and asset purchases pursuant to the terms of the Purchase Agreement dated January 30, 2001 and Amended and Restated on August 7, 2001 by and among Columbia Energy Group ("CEG"), Columbia Propane Corporation ("Columbia Propane"), Columbia Propane, L.P. ("CPLP"), CP Holdings, Inc., the sole general partner of CPLP ("CP Holdings"), the Operating Partnership, the Registrant and AmeriGas Propane, Inc., the general partner of each of the Registrant and the Operating Partnership. The acquisition was originally announced January 31, 2001. As previously reported, the acquired businesses were conducted through Columbia Propane and its 99% owned subsidiary, CPLP. The Operating Partnership acquired substantially all of the assets of Columbia Propane, including all the stock of CP Holdings and approximately 99% of the limited partnership interests in CPLP. In addition, the Operating Partnership (1) became the payee under a $138 million intercompany note of CPLP, due in July 2009, and (2) made a capital contribution to CPLP of operating assets with a net fair market value of approximately $280 million, in exchange for a limited partnership interest in CPLP of equal value. The assets acquired in the acquisition will continue to be used in the Operating Partnership's propane distribution operations.

      The purchase price, which was determined through arms-length negotiations, consisted of $151,750,000 in cash, the issuance of 2,356,953 of the Registrant's Common Units to CEG and the assumption of up to $3,000,000 of long-term indebtedness. The purchase price is subject to a post-closing working capital adjustment. Concurrently with the acquisition, the Registrant issued $200 million of its senior notes due 2011. Approximately $161 million of the proceeds of the senior notes were used to finance the acquisition and related fees and expenses. The balance of the proceeds was used to repay debt under the Operating Partnership's bank credit facilities.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

    (a) Financial statements of businesses acquired.

      It is impracticable to provide historical financial statements for the propane distribution businesses of CEG for the years ended December 31, 1998, 1999 and 2000 and the six-month periods ended June 30, 2001 and 2000, as required by this Item, within the time that this Current Report on Form 8-K is required to be filed. Such historical financial statements will be filed as soon as practicable, but not more than 60 days after this Current Report on Form 8-K is required to be filed.

    (b) Pro forma financial information.

      It is impracticable to provide the pro forma financial statements required by this Item within the time that this Current Report on Form 8-K is required to be filed. Such pro forma financial
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AmeriGas Partners, L.P.                                                 Form 8-K
Page 3                                                           August 21, 2001


statements will be filed as soon as practicable, but not more than 60 days after this Current Report on Form 8-K is required to be filed.

    (c) Exhibits.

         (4) Registration Rights Agreement dated August 21, 2001 by and between Columbia Energy Group, a Delaware corporation, and AmeriGas Partners, L.P., a Delaware limited partnership.

         (10.1) Purchase Agreement dated January 30, 2001 and Amended and Restated on August 7, 2001 by and among Columbia Energy Group, Columbia Propane Corporation, Columbia Propane, L.P., CP Holdings, Inc., AmeriGas Propane, L.P., AmeriGas Partners, L.P. and AmeriGas Propane, Inc. is incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated August 8, 2001.

         (10.2) Capital Contribution Agreement dated as of August 21, 2001 by and between Columbia Propane, L.P., a Delaware limited partnership, and AmeriGas Propane, L.P., a Delaware limited partnership.


                                   SIGNATURES

      Pursuant to the requirements of Section 13 or 15(d) the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                        AmeriGas Partners, L.P.
                                        By: AmeriGas Propane, Inc.,
                                        its general partner
                                        (REGISTRANT)


                                        By: /s/ Martha B. Lindsay
                                            -------------------------------
                                        Martha B. Lindsay
                                        Vice President & Chief Financial Officer

                                        AmeriGas Finance Corp.

                                        By: /s/ Robert W. Krick
                                            -------------------------------
                                        Robert W. Krick
                                        Treasurer


Date:  September 5, 2001
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AmeriGas Partners, L.P.                                                 Form 8-K
Page 4                                                           August 21, 2001


                                  Exhibit Index




4. Registration Rights Agreement dated August 21, 2001 by and between Columbia Energy Group, a Delaware corporation, and AmeriGas Partners, L.P., a Delaware limited partnership.

10.1. Purchase Agreement dated January 30, 2001 and Amended and Restated on August 7, 2001 by and among Columbia Energy Group, Columbia Propane Corporation, Columbia Propane, L.P., CP Holdings, Inc., AmeriGas Propane, L.P., AmeriGas Partners, L.P. and AmeriGas Propane, Inc. is incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K dated August 8, 2001.

10.2 Capital Contribution Agreement dated as of August 21, 2001 by and between Columbia Propane, L.P., a Delaware limited partnership, and AmeriGas Propane, L.P., a Delaware limited partnership.